UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On April 12, 2022, Guess?, Inc. (the “Company”) emailed all corporate associates in North America and Europe the below communication related to the Company’s 2022 annual meeting of shareholders.

Disclaimer
The views and opinions expressed in this DEFA14A and the below letter (this “filing”) are those of management of Guess. This filing does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the “DRC”), which is conducting an independent review of the demands and allegations (the “Demands”) by Legion Partners Asset Management, LLC addressed in this filing. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of this filing and are not participating in the solicitation efforts of the Company in connection with the Company’s 2022 annual meeting of shareholders.

DATE: Tuesday, April 12, 2022
TO: Guess Corporate Associates
FROM: Carlos Alberini
SUBJECT LINE: Your Vote Is Important "FOR ALL” of Guess’ Highly Qualified Director Nominees

Dear Guess Family,

Last week, Guess filed its proxy materials with the SEC ahead of our April 22nd Annual Meeting of Shareholders. At the meeting, four members of our Board of Directors are up for election, and I encourage you to take a few minutes to vote "FOR ALL” of Guess’ highly qualified director nominees: Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano.

As you may know, this year’s vote is particularly important because one of our new shareholders, Legion Partners, is pursuing an irresponsible and uninformed campaign against Guess. For Guess associates who are also shareholders, you may have received an email from your broker and/or a hard copy mailing with a WHITE proxy card. Your vote on the WHITE proxy card is of critical importance to the continued success of the Company, no matter how many shares you own. Please vote now!

Only your latest dated vote instruction will count, whether you vote by internet, phone or mail. If you inadvertently voted on Legion Partners’ blue proxy card, simply change your vote by voting again on Guess’ WHITE proxy card. We urge you to discard any blue proxy card materials you receive and to only vote on the WHITE proxy card.

Information on how to vote your shares is attached. If you have any additional questions, have not received your WHITE proxy card, or need further assistance in voting, you can contact the firm assisting us anytime: Innisfree M&A Incorporated Toll-Free at (877) 750-0625 (for those calling from the U.S.) or +1 (412) 232-3651 (for those calling from outside the U.S. and Canada).

We appreciate your vote, and all you do for Guess every day!

Warmest regards,

Carlos Alberini

Disclaimer
The views and opinions expressed in this letter are those of management of Guess. This letter does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the “DRC”), which is conducting an independent review of the demands and allegations (the “Demands”) by Legion Partners Asset Management, LLC addressed in this letter. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of this letter and are not participating in the solicitation efforts of the Company in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”).

Important Additional Information
The Company and certain of its directors and executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting. The Company filed its definitive proxy statement and the WHITE proxy card with the SEC on April 6, 2022 in connection with the solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities will be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022, filed on March 24, 2022. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.